Exhibit 10.80a

      THIS AGREEMENT by and among AJG Financial Services, Inc., ("AJG"), Bernard Zahren, AJG Financial Services, Inc., through its Vice-President, General Counsel as agent (the "Major Shareholder Agent") for the Major Shareholders (as defined below), U.S. Energy Systems, Inc., a Delaware corporation ("USE"), Cinergy Energy Solutions, Inc. ("CES"), a Delaware corporation, Tannenbaum Helpern Syracuse & Hirschtritt LLP having an office at 900 Third Ave., New York, New York, 10022 (the "Escrow Agent") and U.S. Energy Biogas Corp. (formerly Zahren Alternative Power Corporation or "Zapco"), a Delaware corporation ("Biogas"), is dated as of the [ ]th day of October, 2003.

      Reference is made to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated as of November 28, 2000 (as amended) by and between USE, USE Acquisition Corp. and Zapco, relating to the merger of USE Acquisition Corp. with and into Zapco, which merger occurred on May 11, 2001 (the "Effective Date"). Capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement.

      Reference is also made to (i) the Indemnification Agreement dated as of November 28, 2000 (as amended, the "Indemnification Agreement) by and among Bernard J. Zahren, Finova Mezzanine Capital Corp., AJG, Environmental Opportunities Fund, Environmental Opportunities Fund Cayman, Frederic Rose, M&R Associates, Martin F. Laughlin, Richard J. Augustine, Michael J. Carolan and Stephen Rosenberg (collectively, the "Major Shareholders"), the Major Shareholder Agent, Zapco, USE and USE Acquisition Corp. and CES and (ii) the Escrow Agreement dated as of the 28th day of November, 2000 (as amended, the "Escrow Agreement"), by and among the Major Shareholders, the Major Shareholder Agent, USE, USE Acquisition Corp and CES, and the Escrow Agent.


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      In order to resolve certain issues under the Merger Agreement and the
Indemnification Agreement which have arisen to date, the parties have agreed as follows:

      1. In full satisfaction of the Parent's, CES's and Surviving Corporation's claims under Section 2.05(b) of the Merger Agreement with regard to the adjustment of Merger Consideration:

      (a) the Shareholders, through the Shareholder Representative, the Surviving Corporation, CES, Parent and Major Shareholder Agent shall execute and deliver to the Escrow Agent the Joint Disbursement Notice annexed hereto as Exhibit __, instructing the Escrow Agent to:

                  (i) disburse $1,100,000 from the Working Capital Escrow Fund
            (as defined in the Escrow Agreement) to the Surviving Corporation:

                  (ii) transfer to the Parent from the Working Capital Escrow
            Fund 41,463 shares of Parent Common Stock and 2,667 shares of Parent Series C Preferred Stock;

                  (iii) transfer to the Parent from the Indemnification Escrow
            Fund (as defined in the Escrow Agreement) 18,350 shares of Parent Common Stock;

                  (iv) disburse and/or transfer to the Shareholders all
            remaining assets in the Working Capital Escrow Fund and the Additional Indemnification Escrow Fund in accordance with the Joint Disbursement Notice; and


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                  (v) disburse and/or transfer to the Major Shareholders all remaining assets in the Indemnification Escrow Fund in accordance with the Joint Disbursement Notice.

      The Parent's, CES's and Surviving Corporation's claims under Section 2.05(b) of the Merger Agreement shall be deemed satisfied when the disbursements and transfers described in sections 1(a)(i) - (iii) above are actually received by the named recipients.

      (b) The Shareholders, through the Shareholder Representative/Major Shareholder Agent hereby irrevocably waive their rights to receive $400,000 of the Contingent Merger Payment and hereby defer their rights to receive the remaining $400,000 of the Contingent Merger Payment until April 1, 2004. Such waiver and deferral is binding upon any intended recipients of the Contingent Merger Payment. The Shareholders shall either obtain additional waivers consistent with this paragraph from such recipients or shall indemnify defend and hold harmless the beneficiaries from any claims by such recipients relating to this failure to receive Contingent Merger Payments as a result of the waivers and deferral in this Paragraph.

      (c) If at any time after the date of this Agreement, a Change of Control of Biogas (as defined below) occurs, then Parent, CES and the Surviving Corporation shall pay or cause to be paid to the Shareholder Representative, for the benefit of the Shareholders as their interests may appear, the Clawback Proceeds (as defined below).

      For purposes of this Agreement a "Change of Control of Biogas" shall mean through either a single transaction or a series of transactions (i) a sale of substantially all of the assets of the Surviving Corporation or the Parent, (ii) a sale of 50% or more of the outstanding voting


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shares of the Surviving Corporation to a party other than Parent, CES and/or their affiliates, (iii) a merger or other reorganization respecting the Surviving Corporation or the Parent in which 50% or more of the voting shares of the surviving corporation are owned by parties other than Parent, CES and/or their affiliates or (iv) issuance of new shares of the Surviving Corporation as a result of which parties other than Parent, CES and/or their affiliates hold 50% or more of the voting shares of Surviving Corporation. For purposes of the preceding sentence "affiliates" shall not include an income fund sponsored by Parent and/or CES.

      For purposes of this Agreement, the "Clawback Proceeds" shall mean 2.5% of the first $10,000,000 of Transfer Proceeds (as defined below) and 6.25% of the next $20,000,000 of Transfer Proceeds, but in no event more than $1,500,000 in the aggregate.

      For purposes of this Agreement the "Transfer Proceeds" shall mean the proceeds actually received by CES, Parent and/or Surviving Corporation (if immediately prior to the Change of Control of Biogas Parent and/or CES hold more than 50% of the voting shares of the Surviving Corporation) as consideration in a transaction constituting a Change of Control of Biogas to the extent such consideration relates to the ownership interests, assets and/or business of the Surviving Corporation and/or its direct and indirect subsidiaries after payment or reserve for (i) all actual third party transaction expenses, (ii) transaction related taxes payable by the Surviving Corporation and/or its subsidiaries but excluding federal, state and local income taxes payable by Parent and CES relating to the Change of Control of Biogas, (iii) all amounts owed by the Surviving Corporation and its subsidiaries on account of borrowings from parties other than CES and Parent and their affiliates including without limitation (A) all amounts owed to John Hancock and its affiliates under the Note Purchase Agreement dated November 30, 1999 as


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amended and related documentation, (B) all amounts owed to GEFS Energy Capital
LLC pursuant to the Construction and Term Loan Agreement dated April 30, 2001, and (C) all amounts owed to AJG, including, in each case, all debt breakage fees or prepayment penalties, and (iv) all reserves and escrows relating to the Change of Control of Biogas transaction including without limitation the Illinois ICC subsidy reserves and any reserve or levelization accounts relating to any income fund provided the release of any such reserve fund to Parent or CES shall be accounted for as Transfer Proceeds in accordance with this section.

      "Transfer Proceeds" shall also include the net after tax gain made by CES, Parent, Surviving Corporation and/or their affiliates from the sale, transfer, or assignment of the ownership interests or assets relating to the landfill-to-gas energy projects located in Garland, Texas and Brown County, Wisconsin which may be retained and developed by the Surviving Corporation and then sold to a third party purchaser ("Retained Assets"). Net gain shall be computed on a cash basis and shall mean (i) the gross consideration actually received by CES, Parent, Surviving Corporation and/or their affiliates from such sale, transfer or assignment of the Retained Assets less (ii) all hard and soft costs incurred by CES, Parent, Surviving Corporation and/or their affiliates relating to the development and/or sale of the Retained Assets including without limitation, (a) equipment and construction costs (including, without limitation, acquisition, shipment, storage and installation), (b) permitting costs, (c) insurance costs, (d) contracting costs, (e) financing costs (including without limitation, interest, fees and lender costs reimbursements), (f) consultant's costs (including without limitation, legal, accounting, engineers, environmental consultants and rating agency), (g) federal, state and local taxes relating to the sale assignment and transfer (including with limitation, sales taxes, income taxes


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and capital gains taxes)(h) brokerage and underwriting costs and (i) internal costs relating to the work performed by employees of CES, Parent, Surviving Corporation and/or their affiliates directly relating to the development and sale of the Retained Assets calculated based on the prorated portion of such employees' time actually devoted to such activities and excluding any costs relating to supervisory overhead. The gross consideration shall include cash and securities. Securities shall be valued at their fair market value.

      In the event a "Change of Control of Biogas" occurs through a transaction in which Parent, Surviving Corporation and/or CES receives equity securities issued by the purchaser or purchaser's subsidiaries in such transaction which are not publicly tradeable ("Purchaser Securities"), then at the option of Parent, Surviving Corporation and/or CES, such Purchaser Securities shall not be considered Transfer Proceeds but instead Transfer Proceeds shall consist of (i) the cash distributions received by Parent, Surviving Corporation and/or CES (without duplication) in respect of such Purchaser Securities after any payments or reserves for amounts due to AJG in respect of loans which it has made to Surviving Corporation and/or its subsidiaries and/or (ii) any cash received by Parent, Surviving Corporation and/or CES (without duplication) from the sale of
(A) such Purchaser Securities or (B) securities for which such Purchaser Securities are exchanged or into which such Purchaser Securities are converted after any payments or reserve for amounts due to AJG in respect of loans which it has made to Surviving Corporation and/or its subsidiaries. Transfer Proceeds shall not include any payments to Parent, CES or their affiliates pursuant to a management, development or similar agreement entered into in connection with Change of Control of Biogas to the extent such compensation


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relates to services and goods delivered by or on behalf of Parent, CES and their affiliates after the closing of a Change of Control of Biogas transaction. For purposes of this paragraph Transfer Proceeds received by the Surviving Corporation and then distributed, dividended or lent to CES and/or Parent shall be counted only once for the purposes of this section. In the event a Change of Control of Biogas is part of a transaction involving assets of Parent and its subsidiaries and/or affiliates other than Surviving Corporation and its subsidiaries only proceeds relating to the assets and business of the Surviving Corporation and its direct and indirect subsidiaries shall constitute Transfer Proceeds. The determination of which portions of the proceeds of such transaction are allocable to assets of Parent and its subsidiaries and/or affiliates other than Surviving Corporation and its direct or indirect subsidiaries and which portions of the proceeds are allocable to the Surviving Corporation and its direct and indirect subsidiaries shall be based upon the same methodology used to determine amounts payable to CES as a result of the same transaction.

      Until such time as Parent, CES, the Surviving Corporation and/or their affiliates have paid the Shareholders an aggregate of the 1.5 million in Clawback Proceeds, pursuant to the terms of this Agreement, Parent shall notify the Major Shareholder Agent and the Shareholder Representative of the consummation of any transaction that generates Transfer Proceeds within ten days of such consummation ("the Proceeds Notice"). Such Proceeds Notice shall state the parties to the transaction, the assets and/or ownership interest included in such transaction, the date of the consummation, the Transfer Proceeds generated by such transaction (with an accompanying calculation and the Clawback Proceeds generated by such transaction (with an accompanying calculation). The Major Shareholder Agent and the Shareholder Representative,


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acting for Shareholders shall be deemed to have accepted the contents of the
Proceeds Notice unless the Major Shareholder Agent or the Shareholder Representative shall have sent a written objection ("Proceeds Objection") to Parent and CES within 10 days of Major Shareholder Agent's and Shareholder Representative's receipt of the Proceeds Notice. Such Proceeds Objection shall state in reasonable detail the grounds for such objection. If Major Shareholder Agent, Shareholder Representative, Parent and CES are unable to resolve the issues raised in the Proceeds Objection within 30 days, then such issues shall be referred to arbitration pursuant to section 8 hereof.

      While the calculation of the amount of Transfer Proceeds shall account for the amount of Transfer Proceeds received by CES, Parent and the Surviving Corporation in the aggregate, without double counting, each of CES, Parent and Surviving Corporation shall only be responsible for the payment of Clawback Proceeds in respect of the Transfer Proceeds which it receives.

      2. In consideration of receipt of the disbursements and waivers described in paragraph 1 hereof, the parties are executing an amendment to the Indemnification Agreement which provides:

      (a) Section 4(a)(i) of the Indemnification Agreement is being amended to provide that the last day for the Purchaser Indemnities (as defined in the Indemnification Agreement) to deliver a Notice of Claim shall beOctober 16, 2003 respecting Claims (as defined in the Indemnification Agreement) under the following sections of the Indemnification Agreement:

                  (i) Section 3(a)(i) as to Claims relating to breaches of
            representations


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            and warranties in Sections 3.06, 3.07, 3.08, 3.09, 3.11, 3.12, 3.13,
            3.14, 3.15, 3.16, 3.18, 3.19, 3.21, 3.22, 3.23, 3.24 and 3.28 of the
            Merger Agreement;

                  (ii) Section 3(a)(ii);

                  (iii) Section 3(a)(iii);

                  (iv) Section 3(a)(vii) to the extent a Claim is incident to a foregoing Claim for which the deadline has been accelerated to October 16, 2003;

                  (v) Section 3(a)(viii);

                  (vi) Section 3(a)(ix) provided that AJG accelerates the
            deadline for making its claims against the Surviving Corporation under the AJG Documents to October 16, 2003;

                  (vii) Section 3(a)(x) provided that AJG accelerates the
            deadline for making claims against the Surviving Corporation under the AJG Gasco Documents to October 16, 2003;

                  (viii) Section 3(a)(xiii); and

                  (ix) Section 3(a)(xiv).

      (b) Section 4(a)(i) of the Indemnification Agreement is being amended to provide that the last day for the Zapco Indemnitees (as defined in the Indemnification Agreement) to deliver a Notice of Claim shall be October 16, 2003 respecting Claims under the following sections of the Indemnification
Agreement:


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                  (i) Section 3(b)(i) as to Claims relating to breaches of
            representations and warranties in Sections 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19, 4.20, 4.21 and 4.22 of the
            Merger Agreement;

                  (ii) Section 3(b)(ii); and

                  (iii) Section 3(b)(iii) to the extent a Claim is incident to a foregoing Claim for which the deadline has been accelerated to October 16, 2003.

      (c) Section 4(a) of the Indemnification Agreement is being amended to provide that the Purchaser Indemnitees shall not be entitled to recover for Damages under Section 3(a) of the Indemnification Agreement to the extent such Damages do not exceed $4,000,000 (the "Deductible") except that:

                  (i) The Deductible for Claims under Section 3(a)(i) of the
            Indemnification Agreement as to Claims relating to breaches of representations and warranties in Sections 3.01, 3.03, 3.04, 3.05,
            3.26 and 3.27 of the Merger Agreement shall remain at $500,000.

                  (ii) The Deductible for Claims under Sections 3(a)(vi) and
            3(a)(xii) of the Indemnification Agreement shall remain at $0.

      3. (a) As of the date hereof, USE and CES do not have actual knowledge of any breaches of the Merger Agreement or any Claims or grounds for Claims under the Indemnification Agreement or that could be made on their behalf.


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                  (b) As of the date hereof, the Major Shareholders do not have actual knowledge of any breaches of the Merger Agreement or any Claims or grounds for Claims under the Indemnification Agreement.

      4. Any notice or communication pursuant to this Agreement shall be delivered in accordance with the provisions of the Indemnification Agreement, addressed to the parties hereto and the Major Shareholders at the addresses set forth therein. Notice shall be deemed effective as provided in the Indemnification Agreement.

      5. This Agreement, the Indemnification Agreement, the Escrow Agreement and the Merger Agreement set forth the entire understanding of the parties hereto. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Major Shareholders Agent (acting on behalf of the Major Shareholders) and the other parties hereto.

      6. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

      7. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

      8. Any disputes arising from or relating to this Agreement shall be resolved in accordance with the arbitration provisions included in section 4(d) of the Indemnification Agreement. Subject to the foregoing sentence, Each party hereby irrevocably: (1) agrees that


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any suit, action, or other legal proceeding arising out of this Agreement or out of any of the transactions contemplated hereby or thereby, may be brought in any New York court or United States federal court located in the County of New York;
(2) consents to the jurisdiction of each such court in any such suit, action, or legal proceeding; (3) waives any objection which such party may have to the laying of venue of any such suit, action, or legal proceeding in any of such courts; (4) agrees that New York is the most convenient forum for litigation of any such suit, action, or legal proceeding; and (5) designates the Secretary of State of the State of New York as such party's agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or legal proceeding brought in any such court, and agrees and consents that any such service of process upon such agent shall be taken and held to be valid personal service upon such party and that any such service of process shall be of the same force and validity as if service were made upon such party according to the laws governing the validity and requirements of such service in the State of New York, and waives all claim by error by reason of any such service.

      9. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to


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be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                 AJG FINANCIAL SERVICES, INC.

                                 By: ___________________________
                                     Name:
                                     Title:


                                 BERNARD J. ZAHREN

                                 _______________________________


                                 MAJOR SHAREHOLDER AGENT:

                                 AJG FINANCIAL SERVICES, INC.

                                 By: ___________________________
                                     Name:
                                     Title:


                                 U.S. ENERGY SYSTEMS, INC.

                                 By: ___________________________
                                     Name:  Goran Mornhed
                                     Title: President


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                                 CINERGY ENERGY SOLUTIONS INC.

                                 By: _____________________________
                                     Name:  [            ]
                                     Title: [            ]


                                 [ESCROW AGENT:

                                 TANNENBAUM HELPERN SYRACUSE &
                                 HIRSCHTRITT LLP

                                 By: _____________________________
                                     A Member of the Firm]


                                 U.S. ENERGY BIOGAS CORP.

                                 By: _____________________________
                                     Name:  Goran Mornhed
                                     Title: President & Chief Operating Officer


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